    As filed with the Securities and Exchange Commission on August 16, 1996
                                             Registration No. 333-______________
================================================================================

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                7TH LEVEL, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           75-2480669
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)


                     1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                 (Address, including ZIP code, of registrant's
                          principal executive offices)


   AMENDED AND RESTATED 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN OF 7TH
                                  LEVEL, INC.
                            (Full title of the plan)


                               GEORGE D. GRAYSON
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                7TH LEVEL, INC.
                     1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                    (Name and address of agent for service)


                                  214-498-8100
         (Telephone number, including area code, of agent for service)


                                   Copies to:
                                DEREK R. MCCLAIN
                                JAMES A. KRAUSE
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

                                      Proposed           Proposed
Title of                               maximum           maximum
securities          Amount to be   offering price       aggregate          Amount of
to be registered     registered     per share (1)   offering price (1)  registration fee
========================================================================================
Common Stock        75,000 Shares        $7-5/8           $571,875            $197.20
- ----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the average of the high and low prices on August 14, 1996, as reported on the Nasdaq National Market.

================================================================================

     The contents of the registration statement on Form S-8, File No. 33-87944, of 7th Level, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on December 28, 1994, are hereby incorporated by reference.

ITEM 8.   EXHIBITS

          5      Opinion of Vinson & Elkins L.L.P.

          10.1 Amended and Restated 1994 Non-Employee Directors Stock Option Plan of 7th Level, Inc.

          23.1   Consent of KPMG Peat Marwick LLP

          23.2   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 15, 1996.

                                    7TH LEVEL, INC.



                                    By:  /s/ George D. Grayson
                                       ---------------------------------------
                                            George D. Grayson
                                       Chief Executive Officer and
                                          Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ George D. Grayson              Chief Executive Officer and Chairman of       August 15, 1996
- ---------------------------------  the Board (Principal Executive Officer)
  GEORGE D. GRAYSON


/s/ Robert Alan Ezrin              President and Director                        August 15, 1996
- ---------------------------------
  ROBERT ALAN EZRIN

/s/ W. Scott Page                  Executive Vice President of                   August 15, 1996
- ---------------------------------  Production and Director
  W. SCOTT PAGE

/s/ David R. Henkel                Chief Operating Officer and Director          August 15, 1996
- ---------------------------------
  DAVID R. HENKEL

/s/ David W. Craig                 Chief Financial Officer (Principal            August 15, 1996
- ---------------------------------  Financial
  DAVID W. CRAIG                   Officer and Principal Accounting Officer)


/s/ Merv Adelson                   Director                                      August 15, 1996
- ---------------------------------
  MERV ADELSON

/s/ Steven Fink                    Director                                      August 15, 1996
- ---------------------------------
  STEVEN FINK

/s/ Lewis C. Solmon                Director                                       August 5, 1996
- ---------------------------------
  LEWIS C. SOLMON

                                       3

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
EXHIBIT                                                              NUMBERED
  NO.            DESCRIPTION OF EXHIBITS                               PAGE
- -------          -----------------------                               ----

   5     --    Opinion of Vinson & Elkins L.L.P.

   10.1  --    Amended and Restated 1994 Non-Employee Directors
               Stock Option Plan of 7th Level, Inc.

   23.1  --    Consent of KPMG Peat Marwick LLP

   23.2  --    Consent of Vinson & Elkins L.L.P.
               (included in Exhibit 5)


                                      4